UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 28, 2011

PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

147 Keystone Drive, Montgomeryville, Pennsylvania	18936
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Repurchase Right Agreement

On May 28, 2011, PhotoMedex, Inc., a Nevada corporation (the “Company”), entered into a Repurchase Right Agreement (the “Agreement”), dated as of May 27, 2011, with Perseus Partners VII, L.P., a Delaware limited partnership (“Perseus,” and together with the Company, the “Parties”; Perseus, together with its former director appointees, affiliates, successors and assigns, the “Perseus Group”).  Pursuant to the terms of the Agreement, the Company has the right to repurchase securities held by Perseus and its former director appointees to the board of directors of the Company (the “Board”), on the terms and conditions set forth in the Agreement.

As of the date of the Agreement, Perseus, together with its former director appointees to the Board, held: (i) secured convertible promissory notes having an aggregate principal amount of $21,447,590, together with interest thereon payable as specified therein, which notes are convertible into shares of the common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) (such secured convertible promissory notes, together with any additional secured convertible promissory notes issued as interest thereon, together with such additional interest as may be accrued on such existing and additional secured convertible promissory notes, the “Notes”); (ii) a warrant to purchase 301,288 shares of Company Common Stock (the “Warrant”); (iii) an option, held by a former director appointee of Perseus to the Board, to purchase 625 shares of Company Common Stock (the “Option”); and (iv) certain rights, held by former director appointees of Perseus to the Board, to receive shares of Company Common Stock in lieu of cash as consideration for service on the Board (“Service Share Rights,” and together with the  Notes, the Warrant, the Option and any shares of Company Common Stock issued upon conversion or exercise thereof are referred to collectively as the “Repurchase Securities”).

Pursuant to the terms of the Agreement, the Company has the right (the “Repurchase Right”) to repurchase all (but not less than all) of the Repurchase Securities, in connection with the completion of a “Repurchase Transaction” (as defined below), for an aggregate purchase price equal to the “Repurchase Price” (as defined below).

For purposes of the Agreement, a “Repurchase Transaction” means a transaction which occurs on, or follows by not more than three (3) business days, the date upon which the Repurchase Right is effectuated (the “Repurchase Right Exercise Date”), and (x) is a financing, refinancing or similar transaction entered into by the Company or an affiliate of the Company which results in neither (i) a Change of Control (as such term is defined in that certain Securities Purchase Agreement, dated as of August 4, 2008, as amended from time to time (the “Securities Purchase Agreement”), by and between the Company and Perseus) nor (ii) any consideration being paid to the holders of Company Common Stock in respect of their shares, or (y) results in a Change of Control in which the Company is the surviving entity and no consideration is paid to the holders of Company Common Stock in respect of their shares, except that such holders may receive, in connection with any such Repurchase Transaction, cash consideration in lieu of fractional shares, or warrants or rights to acquire Company Common Stock for a per share exercise price that is greater than the Market Price (as such term is defined in the Securities Purchase Agreement) as of the date of this Agreement.

For purposes of the Agreement, “Repurchase Price” means an amount equal to $19,500,000, and which amount shall increase by $250,000 on each of October 16, 2011, November 16, 2011, December 16, 2011, and January 16, 2012; i.e., on October 16, 2011, the Repurchase Price shall become $19,750,000, on November 16, 2011, the Repurchase Price shall become $20,000,000, on December 16, 2011, the Repurchase Price shall become $20,250,000, and on January 16, 2012, the Repurchase Price shall become $20,500,000.

The Company may exercise the Repurchase Right to repurchase the Repurchase Securities only in connection with, and up to three business days prior to or simultaneously with, the completion of a Repurchase Transaction.  The Repurchase Right shall terminate on the earliest of: (i) except with respect to a Repurchase Transaction described in clause (y) of the definition thereof, (A) the Company’s entering into a definitive agreement providing for a Change of Control or (B) any offer or proposal by a third party to enter into or consummate a transaction which would result in a Change of Control, which proposal is publicly recommended by the Board; (ii) the completion of a Repurchase Transaction unless the Repurchase Right has previously been or is simultaneously exercised and completed; or (iii) January 31, 2012 (the date on which the earliest of such events occurs, the “Repurchase Right Termination Date”).

To exercise the Repurchase Right, the Company shall deliver a written notice of its election to exercise its Repurchase Right to Perseus not less than one business day prior to the Repurchase Right Exercise Date.  On the Repurchase Right Exercise Date: (a)  the Company shall pay the Repurchase Price to Perseus; (b) Perseus shall deliver to the Company all Repurchase Securities held by it or any of the other members of the Perseus Group, free and clear of any liens, other than such liens as may be imposed by federal or state securities laws; (c) with some limited exceptions, each of the Transaction Documents (as such term is defined in the Securities Purchase Agreement) shall automatically terminate and any and all rights, liabilities, obligations and duties of each of the parties thereunder shall be of no further force or effect; and (d) all liens encumbering any of the properties, securities or other assets of the Company pursuant to the provisions of the Transaction Documents shall be released and terminated.

Pursuant to the terms of the Agreement, until that date which is the earliest to occur of the Repurchase Right Termination Date or a termination of the Agreement upon the mutual agreement of the Parties, Perseus has agreed that it shall not, and it shall cause the other members of the Perseus Group not to: (i) sell, assign, pledge, hypothecate, encumber or otherwise transfer, whether or not for consideration, any of the Repurchase Securities and/or (ii) sell, assign or transfer any of their respective rights, claims, benefits or interests in, to and under the Transaction Documents.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this report and is incorporated in this report by reference.  The Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Repurchase Right Agreement, dated as of May 27, 2011, by and between PhotoMedex, Inc., a Nevada corporation, and Perseus Partners VII, L.P., a Delaware limited partnership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: June 3, 2011	By: /s/ Dennis McGrath
Dennis McGrath Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Repurchase Right Agreement, dated as of May 27, 2011, by and between PhotoMedex, Inc., a Nevada corporation, and Perseus Partners VII, L.P., a Delaware limited partnership.